Exhibit 99.1

CECO Environmental Completes Acquisition of Thermon Group Holdings

Company Announces Investor Call for June 9th

ADDISON, Texas, June 1, 2026 – CECO Environmental Corp. (Nasdaq: CECO) (“CECO”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment and industrial equipment, today announced the completion of its previously announced strategic combination with Thermon Group Holdings, Inc. (“Thermon”), a diversified industrial technology company and a global leader in industrial process heating solutions.

As previously disclosed, the combined company will operate as CECO Environmental and continue to be led by Chief Executive Officer Todd Gleason and the CECO Board of Directors, now including two former Thermon Directors, Victor Richey and Marcus George.

“This is a transformative milestone for CECO,” said Todd Gleason, Chief Executive Officer of CECO. “With the combination now complete, we are well positioned to deliver long-term value for shareholders, expand our exposure to key global trends, and further establish CECO as a premier provider of engineered solutions. We are pleased to welcome Victor and Marcus to our Board of Directors as well as the tremendous Thermon team and associates to our organization. I look forward to executing on the opportunities ahead to drive sustained growth and value for our customers and stakeholders.”

Under the terms of the merger agreement, the former shareholders of Thermon received cash and/or shares of CECO common stock, at their election and subject to proration and the other terms and conditions set forth in the merger agreement.

Conference Call and Webcast Information

CECO will host a 30-minute conference call and webcast, on Tuesday, June 9th, at 8:30 AM ET to discuss the combination and an update on integration and synergy matters. Participants may access the webcast, including an associated presentation, on the Investor Relations section of the CECO website.

The details for the webcast are:

When: Tuesday, June 9 at 8:30 a.m. Eastern Time

Where: https://edge.media-server.com/mmc/p/7hamwqdo How: Live over the internet – Simply log on to the web at the address above

Register to receive the dial-in info and a unique pin: https://register-conf.media-server.com/register/BI874fc78c2e7546b18ca549d61d56ff4d

A replay to the conference call will be available on the Company's website shortly after the live webcast has concluded.

Citi and TD Securities acted as financial advisors to CECO, and Gibson, Dunn & Crutcher LLP served as legal advisor. Joele Frank, Wilkinson Brimmer Katcher served as CECO’s strategic communications advisor.

Morgan Stanley & Co. LLC served as financial advisor to Thermon, and Sidley Austin LLP served as legal advisor.

About CECO

CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water, and energy transition markets globally through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications in power generation, petrochemical processing, refining, midstream gas transport and treatment, electric vehicle and battery production, metals and mineral processing, polysilicon production, battery recycling, beverage can production, and produced and oily water/wastewater treatment along with a wide range of other industrial applications. CECO is listed on Nasdaq under the ticker symbol “CECO.” Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Press Release that address events, or developments that CECO and Thermon expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the effects of the merger and the merger agreement. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include the ability to successfully integrate the businesses, risks related to disruption of management time from ongoing business operations due to the merger, the ability of the combined company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the merger could distract management and it will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond CECO’s control, including those detailed in CECO’s registration statement on Form S-4, filed with the SEC on April 22, 2026, CECO’s annual reports on Form 10-K, CECO’s quarterly reports on Form 10-Q and CECO’s current reports on Form 8-K that are, in each case, available on its website at https://investors.cecoenviro.com and on the SEC’s website at https://www.sec.gov.

All forward-looking statements are based on assumptions that CECO believes to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by CECO in light of its perception of current conditions, expected future developments, and other factors that CECO believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.

CECO does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof.

Contacts:

CECO Investor Relations Contacts:

Marcio Pinto

Vice President - Integration & Investor Relations

Investor.Relations@OneCECO.com

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

Investor.Relations@OneCECO.com